Exhibit (a)(1)(iv)

OFFER BY

ROYCE GLOBAL VALUE TRUST, INC.

TO PURCHASE FOR CASH UP TO 40% OF ITS ISSUED AND OUTSTANDING SHARES OF
COMMON STOCK, PAR VALUE $0.001 PER SHARE, AS OF OCTOBER 12, 2020 (THE “SHARES”),
AT THE NET ASSET VALUE PER SHARE DETERMINED AS OF DECEMBER 17, 2020

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M.,

NEW YORK CITY TIME, ON DECEMBER 16, 2020 OR SUCH LATER DATE

TO WHICH THE OFFER IS EXTENDED (THE “TERMINATION DATE”)

THIS OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES IN THE AGGREGATE BEING TENDERED, BUT IS SUBJECT TO OTHER CONDITIONS AS OUTLINED IN THE OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL.

To Our Clients:

Enclosed for your consideration is the Offer to Purchase, dated October 28, 2020, of Royce Global Value Trust, Inc., a Maryland corporation registered under the Investment Company Act of 1940 as a closed-end, diversified management investment company (the “Fund”), and a related Letter of Transmittal (which together constitute the “Offer”), pursuant to which the Fund is offering to purchase up to 40% of its issued and outstanding shares of common stock as of October 12, 2020 (the “Shares”), upon the terms and conditions set forth in the Offer.

A tender of your Shares can be made only by us as the registered holder and only pursuant to your instructions. The Offer to Purchase and the Letter of Transmittal are being sent to you for your information only. They cannot be used by you to tender Shares held by us for your account. We are the registered holder of Shares held for your account.

Your attention is called to the following:

1. The purchase price to be paid for the Shares is an amount per Share, equal to the net asset value per Share as determined by the Fund at the close of regular trading session of the New York Stock Exchange on December 17, 2020, or if the Offer is extended, on the trading day immediately following the day to which the Offer is extended. The current net asset value of the Fund is calculated daily and may be obtained by calling Innisfree M&A Incorporated, the Fund’s Information Agent, toll-free at (877) 456-3442, or by calling the Fund toll-free at 800-33ROYCE (800-337-6923). The Offer is not conditioned upon any minimum number of Shares in the aggregate being tendered.

2. Upon the terms and subject to the conditions of the Offer, the Fund will purchase all Shares validly tendered on or prior to 11:59 p.m., New York City time, on December 16, 2020 (unless the Offer has been extended by the Fund, in which case the new deadline will be as stated in the public announcement of the extension).

3. No fees or commission will be payable to the Fund in connection with the tender offer. However, tendering Stockholders may be obligated to pay brokerage commissions, or subject to Instruction 7, “Stock Transfer Taxes,” of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Fund pursuant to the Offer.

4. Your instructions to us should be forwarded in ample time before the Termination Date to permit us to submit a tender on your behalf.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth below. Please use the enclosed envelope to return your instructions to us. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. Your instructions to us should be forwarded as promptly as possible in order to permit us to submit a tender on your behalf in accordance with the terms and conditions of the Offer.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with applicable laws, rules, or regulations.

None of the Fund, its Board of Directors, or Royce & Associates, LP, the Fund’s investment adviser, makes any recommendation as to whether or not stockholders should tender their Shares in the Offer. Each stockholder is urged to read and evaluate the Offer and accompanying materials carefully and make his, her, or its own decision.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 28, 2020 (the Offer to Purchase”), relating to the tender offer by Royce Global Value Trust, Inc. (the “Fund”) to purchase up to 40% of its issued and outstanding shares of common stock, par value $0.001 per share, as of October 12, 2020 (the “Shares”).

The undersigned instructs us to tender to the Fund the number of Shares indicated below (which are held by us for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal that we have furnished to the undersigned. The undersigned further understands that by authorizing the tender of Shares, all such Shares will be tendered unless otherwise specified below.

AGGREGATE NUMBER OF SHARES TO BE TENDERED:

☐ All Shares held for the undersigned;

Or

☐                      Shares (Enter number of Shares to be tendered).

PLEASE SIGN HERE

Dated: , 20

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